AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of May, 2013, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended, (the “Fund Accounting Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Villere Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend a series of the Trust to add the Villere Equity Fund and amend the fees; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit O to the Fund Accounting Agreement is hereby superseded and replaced with Amended Exhibit O attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit O to the PMP Fund Accounting Servicing Agreement

Name of Series	Date Added
Villere Balanced Fund
Villere Equity Fund	On or after May 31, 2013

FUND ACCOUNTING SERVICES FEE SCHEDULE at May, 2013

Villere Funds
Annual fee based upon assets per fund*
♦  [ ] basis point on the balance
♦  Minimum annual fee:  $[ ] per fund

Multiple Classes
Each class is an additional [ ]% of the charge of the initial class.

Multiple Manager Funds
Additional base fee:
$[ ] per manager/sub-advisor per fund

Fees are billed monthly.

*Subject to CPI increase, Milwaukee MSA.

Conversion and extraordinary services quoted separately

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
  •  $[ ]  Domestic and Canadian Equities
  •  $[ ]  Options
  •  $[ ]  Corp/Gov/Agency Bonds
  •  $[ ]  CMOs
  •  $[ ]  International Equities
  •  $[ ]  International Bonds
  •  $[ ]  Municipal Bonds
  •  $[ ]  Money Market Instruments
  •  $[ ] /fund/month - Mutual Fund Pricing
  •  $[ ] /Foreign Equity Security/Month for Corporate Action Service
  •  [ ]/Domestic Equity Security/Month for Corporate Action Service
  •  $[ ] /month Manual Security Pricing (>10/day)
  •  Factor Services (BondBuyer)
    •  $[ ] /CMO/month
    •  $[ ]  /Mortgage Backed/month
    •  $[ ] /month Minimum Per Fund Group

Advisor’s Signature below acknowledges approval of the fee schedule on this Amended Exhibit O.

ST. DENIS J. VILLERE & CO., LLC

Name: /s/ George V. Young

Title: ___________________________

Date:___________________________